SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported):

October 6, 2005

CRIIMI MAE INC.

(Exact name of registrant as specified in its charter)

Maryland	1-10360	52-1622022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11200 Rockville Pike

Rockville, Maryland 20852

(Address of principal executive offices, including zip code, of Registrant)

(301) 255-4700

(Registrant’s telephone number, including area code)

Check the appropriate  box below if the Form 8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Writing communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

On October 6, 2005, CRIIMI MAE Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), among CDP Capital-Financing Inc. (“Parent”) and Cadim W. F. Co. (“Sub”), an indirect wholly owned subsidiary of Parent.

MERGER AGREEMENT

The Merger Agreement provides for a business combination whereby Sub will merge with and into the Company (the “Merger”).  As a result of the Merger, the separate corporate existence of Sub will cease and the Company will continue as the surviving corporation (“Surviving Corporation”) in the Merger.  At the effective time of the Merger, each share of common stock of the Company (other than shares owned by the Company or through a subsidiary) and the associated rights to purchase shares of the Company’s Series H Junior Preferred Stock (the “Rights”) will be converted into the right to receive $20.00 in cash, without interest.  Each outstanding Company stock option at the time of the closing will be cancelled in the Merger and the holder thereof shall be entitled to an amount of cash, without interest, equal to the difference between $20.00 and the exercise price of such stock option.

No shares of CRIIMI MAE’s Series B Preferred Stock will be converted into cash, securities or other property as a result of the Merger.  CRIIMI MAE’s Series B Preferred Stock will remain outstanding following the completion of the Merger without any change or modification to any right, preference, privilege or voting power of any such shares or holders, except that such preferred stock after the Merger will by its terms no longer be convertible into CRIIMI MAE common stock, but instead will be convertible into an amount of cash equal to the product of $20.00 and the number of common shares such preferred stock was convertible into immediately prior to the Merger.

The transaction is subject to customary conditions, including the affirmative vote of two-thirds of the shares of the Company’s common stock outstanding.  BREF One, LLC – Series A, with approximately 1.2 million common shares (representing approximately 7.8% of the 15.6 million common shares currently outstanding) and a warrant to acquire an additional 336,835 common shares (or an additional 2%), has entered into an agreement with CDP Capital – Financing pursuant to which it has agreed to vote in favor of the Merger.

RIGHTS AMENDMENT

Immediately prior to the execution of the Merger Agreement, on October 6, 2005, the Company entered into a Fourth Amendment to its Rights Agreement, dated as of January 25, 2002, as amended on June 13, 2002 and November 15, 2002 (“Fourth Amendment”, between the Company and Registrar and Transfer Company (the “Rights

Agreement”) for the purpose of amending the Rights Agreement to render it inapplicable to the Merger Agreement, the Merger and the other transactions contemplated thereby.  A copy of the Fourth Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.  The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the full text of the Fourth Amendment.

In connection with the proposed Merger, the Company will prepare a proxy statement for the shareholders of the Company to be filed with the SEC.  Before making any voting decision, the Company’s shareholders are urged to read the proxy statement regarding the Merger carefully in its entirety when it becomes available because it will contain important information about the proposed transaction.  The Company’s shareholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  The Company’s shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to CRIIMI MAE Inc., 11200 Rockville Pike, Suite 400, Rockville, MD 20852, telephone 301-255-4700, or from the Company’s website, http://www.criimimaeinc.com.

Other

On September 30, 2005, the Board of Directors of CRIIMI MAE Inc. (the “Company”) set annual bonus amounts for 2005 and 2006 for certain executive officers of the Company, each as recommended and approved by the Board’s Compensation and Stock Option Committee.

For 2005, the annual cash bonus amounts for each of Barry S. Blattman, Chairman and Chief Executive Officer, Mark R. Jarrell, President and Chief Operating Officer, Cynthia O. Azzara, Executive Vice President, Chief Financial Officer and Treasurer and Daniel P. Warcholak, Senior Vice President – Fixed Income and Capital Markets are $350,000, $325,000, $300,000 and $150,000, respectively.  The cash bonus amount to be paid to Mr. Blattman represents the entire compensation to be paid to Mr. Blattman for his services as Chairman and Chief Executive Officer of the Company in 2005.

The Board awarded to each of Mr. Jarrell and Ms. Azzara the minimum stock award and minimum restricted stock award set forth in each of their respective employment agreements.  Mr. Jarrell is to be awarded a stock award in the amount of $500,000, and Ms. Azzara is to be awarded a restricted stock award, vesting over three years, in the amount of $50,000, each under the terms of their respective employment agreements.

For 2006, the Board established success bonus amounts for each of Mr. Jarrell, Ms. Azzara and Mr. Warcholak in the amount of $1,400,000, $500,000 and $200,000, respectively. Each of the above named executive officers will be entitled to receive his or her respective success bonus amount, provided that (i) a successful sale of the Company or all or substantially all of its assets is completed during 2006 on terms and conditions approved by the Company’s Board, (ii) the executive uses his or her best efforts to assist the Company during the process leading up to the sale, (iii) the executive seeks to ensure a smooth closing and integration following the sale, and (iv) the Company’s employment of the executive is not terminated by either the Company or the executive for any reason prior to the completion of the sale.  Any such success bonus amount will be paid to an eligible named executive officer 30 days after the closing of a sale transaction; however, the success bonus amount will not be paid to an otherwise eligible named executive officer if such officer becomes entitled to receive “change in control benefits” as set forth in the executive officer’s respective Change in Control Agreement on or before the 30th day after the closing of the sale transaction.  For Mr. Jarrell and Ms. Azzara, any such success bonus amounts shall be in addition to, and not in lieu of, the minimum cash and stock bonuses payable to the named executive officer pursuant to his or her respective employment agreement.

Item 3.03                Material Modification to Rights of Security Holders.

Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” which is incorporated by reference into this Item 3.03.

Item 8.01                Other Events.

On October 6, 2005, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01                Financial Statements and Exhibits

(c)  Exhibits

EXHIBIT NO.	DESCRIPTION

4.1	Fourth Amendment to Rights Agreement, dated as of October 6, 2005, between the Company and Registrar and Transfer Company, as Rights Agent.

99.1	Press Release dated October 6, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIIMI MAE Inc.

Dated: October 6, 2005	By:	/s/Mark A. Libera
Mark A. Libera
Vice President and
General Counsel